UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 25, 2012 (September 25, 2012)

WRIGHT EXPRESS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code	(207) 773-8171

(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of David Maxsimic

On September 25, 2012, Wright Express Corporation (the “Company”) issued a news release stating that David D. Maxsimic, the former interim Executive Vice President, International, was appointed the President, Wright Express, International, effective September 25, 2012.

Mr. Maxsimic, age 53, served as the Company’s interim Executive Vice President, International from May 2012 until September 25, 2012.  Before that, he served as the Company’s Executive Vice President, Sales and Marketing from November 2007 until May 2012. Prior to that, he was our Senior Vice President, Sales and Marketing from January 2003 until November 2007.

As of the time of the filing of this report, the Company has not entered into any material plan, contract, or arrangement pursuant to which Mr. Maxsimic is a party or in which he participates, or any material amendment, in connection with the appointment described above. In the event of such a material plan, contract or arrangement, or material amendment, the Company will file an amendment to this report within four business days of that event.

Item 8.01 Other Events.

On September 25, 2012, the Company issued a news release entitled "David Maxsimic Appointed as President of Wright Express International." A copy of the news release is furnished as exhibit 99.1 and is incorporated by reference in its entirety.

 Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	News Release of Wright Express Corporation, dated September 25, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT EXPRESS CORPORATION

Date: September 25, 2012	By:	/s/ Steven A. Elder
Steven A. Elder Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

WRIGHT EXPRESS CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated September 25, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release of Wright Express Corporation, dated September 25, 2012